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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (33-46836 and 333-64799) of Warwick Valley Telephone Company of our report dated September 14, 2004 relating to the financial statements of the Warwick Valley Telephone Company 401(k) Savings Plan, which appears in this Form 11-K.

Bush & Germain, PC
Syracuse, New York
December 22, 2004

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